 THE TRANSFER OF THIS WARRANT IS SUBJECT TO RESTRICTIONS CONTAINED HEREIN. THIS WARRANT HAS BEEN ISSUED IN RELIANCE UPON THE REPRESENTATION OF THE HOLDER THAT
  IT HAS BEEN ACQUIRED FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TOWARDS THE
   RESALE OR OTHER DISTRIBUTION THEREOF. NEITHER THIS WARRANT NOR THE SHARES
     ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER
                    THE SECURITIES ACT OF 1933, AS AMENDED

                    INTERNATIONAL THOROUGHBRED BREEDERS, INC.
                        Common Stock Subscription Warrant

Warrant to Subscribe                                      Warrant No. 1
for 546,847 shares of Common Stock
dated May 23, 1997


                             Void After May 23, 2002

                               -------------------



        THIS CERTIFIES that, for value received, CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC, a Delaware limited liability company ("CSFB"), or its assigns, is entitled to subscribe for and purchase from International Thoroughbred Breeders, Inc., a Delaware corporation (the "Corporation"), at the price of $4.375 per share (such price, as from time to time to be adjusted as hereinafter provided, being hereinafter called the "Warrant Price"), at any time on or after the date of this Warrant, but prior to May 23, 2002 (the "Expiration Date"), up to Five Hundred Forty-Six Thousand Eight Hundred Forty-Seven (546,847) (subject to adjustment as hereinafter provided) fully paid and nonassessable shares of common stock, par value $2.00 per share, of the Corporation (hereinafter called the "Common Stock"), subject, however, to the provisions and upon the terms and conditions hereinafter set forth. This Warrant and any Warrant or Warrants subsequently issued upon exchange or transfer are hereinafter collectively called the "Warrants".

        Section 1. Exercise of Warrant. (a) The rights represented by this Warrant may be exercised by the holder hereof, in whole at any time or from time to time in part, but not as to a fractional share of Common Stock, by the surrender of this Warrant (properly endorsed) and delivery of a duly executed

Notice of Exercise, substantially in the form of Annex A hereto, at the office of the Corporation as it may designate by notice in writing to the holder hereof at the address of such holder appearing on the books of the Corporation, and, unless the holder is exercising the conversion right set forth in paragraph 1(b) below, by payment to the Corporation of the Warrant Price in cash or by certified or official bank check, for each share being purchased.

        (b) In lieu of exercising the Warrant as specified in paragraph 1(a) above, the holder of this Warrant may from time to time convert this Warrant, in whole or in part, into a number of shares of Common Stock equal to the quotient of (x) the aggregate market value of the Common Stock minus the aggregate Warrant Price of such shares of Common Stock, divided by (y) the fair market value of the Common Stock. For purposes of this paragraph, if the shares of Common Stock are traded in a public market, the fair market value of the Common Stock shall be the closing price of the Common Stock reported for the business day immediately before the holder of this Warrant delivers its Notice of Exercise to the Corporation. If the Common Stock is not traded in a public market, the Board of Directors of the Corporation shall determine fair market value in its reasonable good faith judgment. The foregoing notwithstanding, if the holder of the Warrant advises the Board of Directors in writing that the holder disagrees with such determination, then the Corporation and the holder of this Warrant shall promptly agree upon a reputable investment banking firm to undertake such valuation. If the valuation of such investment banking firm is greater than that determined by the Board of Directors, then all fees and expenses of such investment banking firm shall be paid by the Corporation. In other circumstances, such fees and expenses shall be paid by the holder of this Warrant.

        (c) In the event of any exercise of the rights represented by this Warrant, a certificate or certificates for the shares of Common Stock so purchased, registered in the name of the holder, shall be delivered to the holder hereof within a reasonable time, not exceeding ten days, after the rights represented by this Warrant shall have been so exercised; and, unless this Warrant has expired, a new Warrant representing the number of shares (except a remaining fractional share), if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the holder hereof within such time. The person in whose name any certificate for shares of Common Stock is issued upon exercise of this Warrant shall for all purposes be deemed to have become the holder of record of such shares on the date on which the Warrant was surrendered and payment of the Warrant Price, if applicable, and any applicable taxes was made, except that, if the date of such surrender and payment is a date on which the stock transfer books of the Corporation are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

        Section 2. Adjustment of Number of Shares. Upon each adjustment of the Warrant Price as provided in Section 3, the holder of this Warrant shall thereafter be entitled to purchase, at the Warrant Price resulting from such adjustment, the number of shares (calculated to the nearest tenth of a share) obtained by multiplying the Warrant Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Warrant Price resulting from such adjustment.

        Section 3.    Certain Adjustments.
                      -------------------
        (a) Stock Dividends, Issuances, Subdivisions or Combinations of Stock. In case the Corporation shall at any time declare or pay a dividend on its Common Stock payable in Common Stock, or shall issue shares of Common Stock in exchange for the conversion or cancellation of debt or the receipt of assets or stock in a transaction with Las Vegas Entertainment Network, Inc. and/or any of its subsidiaries or affiliates during the term of the Loan Agreement dated as of the date hereof between CSFB and the Corporation and certain of its subsidiaries, or subdivide its outstanding shares of Common Stock into a greater number of shares, the Warrant Price in effect immediately prior to any such event shall be proportionately reduced (by multiplying such Warrant Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event), and conversely, in case the outstanding shares of Common Stock of the Corporation shall be combined into a smaller number of shares, the Warrant Price in effect immediately prior to such combination shall be proportionately increased (by multiplying such Warrant Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such combination and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such combination).

        (b) Reorganization, Reclassification, Consolidation, Merger or Sale. If any capital reorganization or reclassification of the capital stock of the Corporation or any consolidation or merger of the Corporation with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provisions shall be made whereby each holder of the Warrants shall thereafter have the right to receive upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock of the Corporation immediately theretofore receivable upon the exercise of such Warrant or Warrants, such shares of stock, securities or assets (including cash) as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore so receivable had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including without limitation provisions for adjustments of the Warrant Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such exercise rights. In the event of a merger or consolidation of the Corporation as a result of which a greater or lesser number of shares of common stock of the surviving corporation are issuable to holders of Common Stock of the Corporation outstanding immediately prior to such merger or consolidation, the Warrant Price in effect immediately prior to such merger or consolidation shall be adjusted in the same manner as though there were a subdivision or combination of the outstanding shares of Common Stock of the Corporation. The Corporation will not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor corporation (if other than the Corporation) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument, executed and mailed or delivered to each holder of the Warrants at the last address of such holder appearing on the books of the Corporation, the obligation to deliver to such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to receive.

        (c) Price Protection. If at any time while the Warrants are outstanding, the Corporation shall issue shares of Common Stock, or rights, options, warrants, or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock (excluding (i) shares, rights, options, warrants, or convertible or exchangeable securities issued as of the date of issuance of this Warrant or issued in any of the transactions described in Paragraphs (a) or (b) above, (ii) shares issued upon the exercise of such rights, options or warrants or upon conversion or exchange of such convertible or exchangeable securities, and (iii) the Warrants and any shares issued upon exercise thereof), at a price per share of Common Stock (determined in the case of such rights, options, warrants, or convertible or exchangeable securities by dividing (x) the total amount receivable by the Corporation in consideration of the sale and issuance of such rights, options, warrants, or convertible or exchangeable securities, plus the total minimum consideration payable to the Corporation upon exercise, conversion, or exchange thereof by (y) the total maximum number of shares of Common Stock covered by such rights, options, warrants, or convertible or exchangeable securities) lower than the fair market value per share of Common Stock on the date the Corporation fixes the offering price of such shares, rights, options, warrants, or convertible or exchangeable securities, then the Warrant Price shall be adjusted so that it shall equal the price determined by multiplying the Warrant Price in effect immediately prior thereto by a fraction
(i) the numerator of which shall be the sum of (A) the number of shares of Common Stock outstanding immediately prior to such sale and issuance plus (B) the number of shares of Common Stock which the aggregate consideration received (determined as provided below) for such sale or issuance would purchase at such fair market value per share, and (ii) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such sale and issuance. Such adjustment shall be made successively whenever such an issuance is made. For the purposes of such adjustment, the maximum number of shares of Common Stock which the holder of any such rights, options, warrants or convertible or exchangeable securities shall be entitled to subscribe for or purchase shall be deemed to be issued and outstanding as of the date of such sale and issuance and the consideration received by the Corporation therefor shall be deemed to be the consideration received by the Corporation for such rights, options, warrants, or convertible or exchangeable securities, plus the minimum consideration or premium stated in such rights, options, warrants, or convertible or exchangeable securities to be paid for the shares of Common Stock covered thereby. In case the Corporation shall sell and issue shares of Common Stock, or rights, options, warrants, or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock for a consideration consisting, in whole or in part, of property other than cash or its equivalent, then in determining the price per share of Common Stock and the consideration received by the Corporation for purposes of the first sentence of this Paragraph 3(c), the Board of Directors of the Corporation shall determine, in good faith, the fair value of said property, and such determination shall be described in a duly adopted board resolution certified by the Corporation's Secretary or Assistant Secretary. In case the Corporation shall sell and issue rights, options, warrants, or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock together with one or more other securities as a part of a unit at a price per unit, then in determining the price per share of Common Stock and the consideration received by the Corporation for purposes of the first sentence of this Paragraph 3(c), the Board of Directors of the Corporation shall determine, in good faith, which determination shall be described in a duly adopted board resolution certified by the Corporation's Secretary or Assistant Secretary, the fair value of the rights, options, warrants, or convertible or exchangeable securities then being sold as part of such unit. Such adjustment shall be made successively whenever such an issuance occurs, and in the event that such rights, options, warrants, or convertible or exchangeable securities expire or cease to be convertible or exchangeable before they are exercised, converted, or exchanged (as the case may be), then the Warrant Price shall again be adjusted to the Warrant Price that would then be in effect if such sale and issuance had not occurred, but such subsequent adjustment shall not affect the number of Warrant Shares issued upon any exercise of Warrants prior to the date such subsequent adjustment is made.

        (d) Notice of Adjustment. Upon any adjustment of the Warrant Price, then and in each such case, the Corporation shall give written notice thereof, by first class mail, postage prepaid, addressed to each holder of the Warrants at the address of such holder as shown on the books of the Corporation, which notice shall state the Warrant Price resulting from such adjustment, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

        (e) Certain Events. If any event occurs as to which, in the reasonable opinion of CSFB, the other provisions of this Section 3 are not strictly applicable or if strictly applicable would not, in the reasonable opinion of CSFB, fairly protect the exercise rights of this Warrant, in accordance with the essential intent and principles of such provisions, then the Corporation shall in good faith make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such exercise rights as aforesaid, but in no event shall any such adjustment have the effect of increasing the Warrant Price as otherwise determined pursuant to this
Section 3 except in the event of a combination of shares of the type contemplated in paragraphs (a)or (b) of this Section 3 and then in no event to an amount greater than the Warrant Price as adjusted pursuant to paragraphs (a) or (b) of this Section 3.

        (f) Stock to Be Reserved. The Corporation will at all times reserve and keep available out of its authorized Common Stock or its treasury shares, solely for the purpose of issue upon the exercise of this Warrant as herein provided, such number of shares of Common Stock as shall then be issuable upon the exercise of this Warrant. The Corporation covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, and, without limiting the generality of the foregoing, the Corporation covenants that it will from time to time take all such action as may be requisite to assure that the par value per share of the Common Stock is at all times equal to or less than the effective Warrant Price. The Corporation will take all such action as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirements of any national securities exchange upon which the Common Stock of the Corporation may be listed. The Corporation will not take any action which results in any adjustment of the Warrant Price if the total number of shares of Common Stock issued and issuable after such action upon exercise of this Warrant would exceed the total number of shares of Common Stock then authorized by the Corporation's Certificate of Incorporation. The Corporation has not granted and will not grant any right of first refusal with respect to shares issuable upon exercise of this Warrant, and there are no preemptive rights associated with such shares.

        (g) Issue Tax. The issuance of certificates for shares of Common Stock upon exercise of the Warrants shall be made without charge to the holders of such Warrants for any issuance tax in respect thereof provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of any holder of the Warrants.

        (h) Closing of Books. The Corporation will at no time close its transfer books against the transfer of the shares of Common Stock issued or issuable upon the exercise of this warrant in any manner which interferes with the timely exercise of this Warrant.

        (i) Definition of Common Stock. As used herein the term "Common Stock" shall mean and include the Common Stock, par value $2.00 per share, of the Corporation as authorized on the date of issuance of this Warrant, and also any capital stock of any class of the Corporation hereinafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; provided, however, that the shares purchasable pursuant to this Warrant shall include only shares designated as Common Stock, par value $2.00 per share, of the Corporation on the date of this Warrant, or shares of any class or classes resulting from any reclassification or reclassifications thereof which are not limited to any such fixed sum or percentage and are not subject to redemption by the Corporation and in case at any time there shall be more than one such resulting class, the shares of each class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

        Section 4. Notices of Record Date. In the event of (1) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution (other than cash dividends out of earned surplus), or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or (2) any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation or any transfer of all or substantially all the assets of the Corporation to or consolidation or merger of the Corporation with or into any other corporation, or (3) any voluntary or involuntary dissolution, liquidation or winding-up of the Corporation, then and in each such event the Corporation will give notice to the holder of this Warrant specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and stating the amount and character of such dividend, distribution or right, and (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock will be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up. Such notice shall be given at least 20 days and not more than 90 days prior to the date therein specified, and such notice shall state that the action in question or the record date is subject to the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act") or to a favorable vote of stockholders, if either is required.

        Section 5. Registration Rights. The rights of the holder hereof with respect to the registration under the Securities Act of the shares of Common Stock issuable upon the exercise of this Warrant are set forth in the Registration Rights Agreement, dated as of May 23, 1997, among the Corporation and CFSB.

         Section 6. No Stockholder Rights or Liabilities. This Warrant shall not entitle the holder hereof to any voting rights or other rights as a stockholder of the Corporation. No provision hereof, in the absence of affirmative action by the holder hereof to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such holder for the Warrant Price or as a stockholder of the Corporation, whether such liability is asserted by the Corporation or by creditors of the Corporation.

         Section 7. Notices of Proposed Transfers. Prior to any transfer, sale or assignment (each a "Transfer") of this Warrant or any shares of Common Stock issuable hereunder, the holder of this Warrant shall give ten days' prior written notice (a "Transfer Notice") to the Company of such holder's intention to effect such transfer, describing the manner and circumstances of the proposed Transfer, and obtain from counsel to such holder who shall be reasonably satisfactory to the Corporation (it being agreed that the firm of Brown Raysman Millstein Felder & Steiner LLP shall be reasonably satisfactory) an opinion that the proposed Transfer of such Warrants or such Common Stock may be effected without registration under the Securities Act or applicable state securities law. After receipt of the Transfer Notice and opinion by the Corporation, such holder shall thereupon be entitled to Transfer such Warrants or such Common Stock in accordance with the terms of the Transfer Notice. Each Warrant issued upon such Transfer and each certificate representing shares of Common Stock issued upon such Transfer shall bear the restrictive legend set forth in Section 8 below, unless in the opinion of such counsel such legend is not required in order to ensure compliance with the Securities Act. Notwithstanding the foregoing provisions of Section 7, the restrictions imposed by this Section upon the transferability of the Warrants or the Common Stock issuable upon exercise of the Warrants and the legend requirements of Section 8 below shall terminate as to this Warrant or the shares of Common Stock issuable upon exercise hereof
(i) when and so long as such security shall have been effectively registered under the

Securities Act and disposed of pursuant thereto, or (ii) when the Corporation shall have delivered to the holder of this Warrant or shares of Common Stock issuable upon exercise hereof the written opinion of counsel to the Corporation, which opinion and counsel shall each be reasonably satisfactory to such holder, stating that the transferability portion of such legend is not required to ensure compliance with the Securities Act. Whenever the restrictions imposed by this Section 7 shall terminate as to this Warrant as hereinabove provided, the holder of this Warrant shall be entitled to receive from the Corporation, at the Corporation's expense, a new Warrant bearing the following legend in place of the restrictive legend set forth hereon:

          "THE RESTRICTIONS ON TRANSFERABILITY OF THE WITHIN WARRANT CONTAINED IN SECTION 7 HEREOF TERMINATED ON __________, 19__, AND ARE OF NO FURTHER FORCE AND EFFECT."

         All Warrants issued upon registration of transfer, division or combination of, or in substitution for, this Warrant, if this Warrant shall be entitled to bear such legend, shall have a similar legend endorsed thereon.

         Whenever the restrictions imposed by this Section 7 shall terminate as to any Common Stock issuable upon exercise of this Warrant, the holder thereof shall be entitled to receive from the Corporation, at the Corporation's expense, a new share certificate representing such Common Stock not bearing the legend set forth in Section 8 below.

         Section 8. Investment Representation and Legend. The holder, by acceptance of the Warrant, represents and warrants to the Corporation that it is acquiring the Warrant and the shares of Common Stock (or other securities) issuable upon the exercise hereof for investment purposes only and not with a view towards the resale or other distribution thereof. Subject to the provisions of Section 7 above, the holder, by acceptance of this Warrant, further agrees that the Corporation may affix the following legend to certificates for shares of Common Stock issued upon exercise of this Warrant:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED IN RELIANCE UPON THE REPRESENTATION OF THE HOLDER THAT THEY HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TOWARD THE RESALE OR OTHER DISTRIBUTION THEREOF, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NEITHER THE SECURITIES EVIDENCED HEREBY, NOR ANY INTEREST THEREIN, MAY BE OFFERED, SOLD, TRANSFERRED, ENCUMBERED OR OTHERWISE DISPOSED OF UNLESS EITHER
(I) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT RELATING THERETO OR (II) THE CORPORATION HAS

RECEIVED AN OPINION OF COUNSEL, REASONABLY SATISFACTORY IN FORM AND SUBSTANCE TO THE CORPORATION, STATING THAT SUCH REGISTRATION IS NOT REQUIRED."

        Section 9. Lost, Stolen, Mutilated or Destroyed Warrant. If this Warrant is lost, stolen, mutilated or destroyed, the Corporation may, on such terms as to indemnity or otherwise as it may in its discretion reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Corporation, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

        Section 10. Notices. All notices, requests and other communications required or permitted to be given or delivered hereunder shall be in writing, and shall be delivered, or shall be sent by certified or registered mail, postage prepaid and addressed, if to the holder, to such holder at the address shown on such holder's Warrant or Warrant Shares or at such other address as shall have been furnished to the Corporation by notice from such holder. All notices, requests and other communications required or permitted to be given or delivered hereunder shall be in writing, and shall be delivered, or shall be sent by certified or registered mail, postage prepaid and addressed to the Corporation at such address as shall have been furnished to the holder by notice from the Corporation.

        Section 11. Notice of Expiration. The Corporation shall give the holder of this Warrant written notice of such holder's right to exercise this Warrant in the form attached as Annex B hereto not more than 90 days and not less than 30 days before the Expiration Date. If the notice is not so given, the Expiration Date shall automatically be extended until 30 days after the date the Corporation delivers the notice to such holder.

        Section 12.   Governing Law.  This Warrant shall be
governed by and construed in accordance with the laws of the State of New York.

        IN WITNESS WHEREOF, the Corporation has executed this Warrant on and as of the day and year first above written.

                                            INTERNATIONAL THOROUGHBRED
                                              BREEDERS, INC.

                                    By:        /s/ Nunzio DeSantis
                                       ____________________________________
                                            Name:  Nunzio DeSantis
                                            Title: Chief Executive Officer

                                     ANNEX A

                               NOTICE OF EXERCISE
                               ------------------
        1. The undersigned hereby elects to purchase _______ shares of the Common Stock of International Thoroughbred Breeders, Inc. pursuant to the provisions of Paragraph 1(a) of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

        [or]

        1. The undersigned hereby elects to convert the attached Warrant into shares of Common Stock of International Thoroughbred Breeders, Inc. in the manner specified in Paragraph 1(b) of the Warrant. This conversion is exercised with respect to ____________________ of the shares of Common Stock covered by the attached Warrant.

        [Strike paragraph that does not apply.]

        2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:


                                       ---------------------
                                              (Name)

                                       ---------------------

                                       ---------------------
                                            (Address)

        3. The undersigned represents it is acquiring the shares solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof except in compliance with applicable securities laws.

          --------------------------------
                     (Signature)

-----------------
     (Date)

                                     ANNEX B

                     Notice that Warrant is About to Expire

                             -------------, -------

[Name and Address of Holder]

Dear _______:

This is to advise you that the Warrant issued to you described below will expire on ______________,_______.

        Issuer:                     International Thoroughbred Breeders,
                                    Inc.

        Issue Date:          May 23, 1997

        Class of Security Issuable:         Common Stock

        Exercise Price per Share:           $[      ]

        Number of Shares:           546,847

        Please contact [name of contact person at (phone number)] with any questions you may have concerning the exercise of the Warrant. This is your only notice of pending expiration.

                                            INTERNATIONAL THOROUGHBRED
                                             BREEDERS, INC.

                                            By:___________________________
                                                Name:
                                                Title: